UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


May 24, 2004
(Date of Earliest Event Reported)


RF Micro Devices, Inc.
---------------------------------------------------------
(Exact Name of Registrant as Specified in Charter)

North Carolina	    0-22511	           56-1733461
-----------------  -----------------   ------------------
(State or Other    (Commission File    (I.R.S. Employer
 Jurisdiction            Number)       Identification No.)
 of Incorporation)

7628 Thorndike Road
Greensboro, North Carolina
----------------------------------------------------------
(Address of Principal Executive Offices)

27409-9421
---------------------------------------------------------
 (Zip code)


(336) 664-1233
----------------------------------------------------------
(Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.
        -------------------------------------
       On May 24, 2004, RF Micro Devices, Inc. (the
"Company") completed its acquisition of Silicon Wave, Inc.
("Silicon Wave"), a privately held, San Diego-based supplier of highly integrated Bluetooth-Registered
Trademark- solutions for wireless personal area networks.

       Pursuant to an Agreement and Plan of Merger, dated as of April 21, 2004, among the Company, Deere Merger
Corp., a wholly owned subsidiary of the Company, and Silicon Wave (the "Agreement"), the Company paid approximately $16.8 million in cash for all outstanding shares of Silicon Wave capital stock with available cash on hand. Immediately prior to the closing of the acquisition, the Company sold all of the shares of Silicon
Wave that the Company had purchased during fiscal 2004 to an existing Silicon Wave investor group for $6.0 million, the Company's original cost for these shares. As a result, the Company paid a net cash consideration of $10.8 million for all Silicon Wave shares not previously owned by the Company. In addition to the above-mentioned payment, the Company agreed to pay earn-out consideration to the former Silicon Wave stockholders upon achievement of certain revenue goals for the period from April 4, 2004 to April 1, 2006. If the Company's revenue derived from Silicon Wave products for the period April 4, 2004 to April 2, 2005 exceeds $6.0 million, it will pay an aggregate cash amount equal to one-half of the revenue derived from Silicon Wave products during this period. If the Company's revenue derived from Silicon Wave products for the period April 3, 2005 to April 1, 2006 exceeds
$25.0 million, it will pay an additional aggregate cash amount equal to the revenue derived from Silicon
Wave products during this period up to a maximum of $75.0 million. The acquisition will be accounted for as a purchase in accordance with Statement of Financial
Accounting Standards No. 141, "Business Combinations" and
Accounting Principles Board Opinion No. 18, "The Equity
Method of Accounting for Investments in Common Stock."

       Prior to the Company's acquisition of Silicon Wave, the Company invested an aggregate of $6.0 million in Silicon Wave in two installments during fiscal 2004 as part of a broader strategic relationship between the companies. In connection with this strategic relationship, Silicon Wave granted manufacturing licenses to the Company for its single-chip UltimateBlue-
Trademark- 3000 radio processor and stand-alone complementary metal-oxide-semiconductor ("CMOS")
Bluetooth radio modem solutions.

       In addition, pursuant to the terms of the Company's previous investments in Silicon Wave prior to the acquisition of Silicon Wave, the Company was entitled to designate one person to serve on Silicon
Wave's board of directors upon achieving a greater than 20% ownership interest in Silicon Wave. During the third quarter of 2004, the Company's second equity investment in Silicon Wave increased the Company's ownership interest in Silicon Wave to greater than 20%. In that regard, from November 2003 until May
2004, William J. Pratt, a director and officer of the Company, served as the Company's designee on the Silicon
Wave board of directors. Mr. Pratt did not receive any separate compensation from either Silicon Wave or the Company for such service and the purchase price paid for Silicon Wave was based on arms-length negotiations between the Company and Silicon Wave.

       As a result of the Silicon Wave acquisition, the Company acquired all of the assets and liabilities of Silicon Wave, including in-process research and development, and approximately 70 employees have joined the Company. Silicon Wave's Bluetooth product portfolio includes integrated single-chip silicon CMOS radio processors (including the radio modem and digital baseband functions), as well as stand-alone CMOS radio modem solutions. The CMOS Bluetooth radio processors do not require external flash memory or external radio frequency components, which represents significant advantages in cost, size and supply chain management versus currently available solutions.

       The Company expects that the acquisition of Silicon
Wave will expand its total addressable product market and is expected to complement its current position in the handset market. The Company is currently ramping volume production of Silicon Wave's Bluetooth components for handsets manufactured by a tier-one handset maker. The
Bluetooth products will be used to support multiple additional applications, including headsets, printers and personal computer peripherals.

       The summary of the transaction described above is qualified by reference to the Agreement, which is attached as an exhibit to and incorporated by reference into this report.

       This report contains forward-looking statements
that relate to the Company's plans, objectives, estimates
and goals.   The Company's business is subject to numerous
risks and uncertainties, including the following:

   - The rate of growth and development of wireless markets;

   -	The risks associated with the operation of the
      Company's molecular beam epitaxy facility, its wafer fabrication facilities and its other foreign and domestic manufacturing facilities;

   - The Company's ability to attract and retain skilled personnel and develop leaders for key business units and functions;

   -	Dependence on third parties, including wafer
      foundries, passive component manufacturers, assembly and packaging suppliers and test, tape and reel suppliers;

   -  Variability in operating results;

   -	Variability in production yields, raw material costs
      and availability;

   -  Dependence on a limited number of customers;

   -	Dependence on the Company's gallium arsenide
      heterojunction bipolar transistor products;

   -	The Company's ability to reduce costs and improve
      margins in response to declining average selling prices by implementing innovative technologies;

   -	The Company's ability to increase production
      capacity in a timely fashion in response to increases in demand for its products;

   -	The Company's ability to bring new products to
      market in response to market shifts and use technological innovation to shorten time-to-market for its products;

   -	Currency fluctuations, tariffs, trade barriers,
      taxes and export license requirements and health and security issues associated with the Company's foreign operations; and

   -	The Company's ability to integrate acquired
      companies, including the risk that the Company may not realize expected synergies from its business combinations.

      These and other risks and uncertainties, which are described in more detail in the Company's most recent
Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

(a) Financial Statements of Business Acquired.
    ---------------------------------------------
    The financial information required by this Item 7(a) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after the date that this report must be filed.

(b) Pro Forma Financial Information.
    ----------------------------------
    The pro forma financial information required by this
    Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than 60 days after the date that this report must be filed.


(c) Exhibits.
    ----------

    Exhibit No.	   Description of Exhibit
   ------------      -----------------------
       2.1	         Agreement and Plan of Merger among RF
                     Micro Devices, Inc., Deere Merger
                     Corp. and Silicon Wave, Inc., dated
                     as of April 21, 2004. The Company hereby undertakes, pursuant to Item 601 (b)(2) of Regulation S-K, to furnish supplementally a copy of the Voting Agreement (Exhibit B) and the Schedule of Exceptions to the SEC upon request.

SIGNATURE


       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         RF Micro Devices, Inc.


                         By:   /s/ William A. Priddy, Jr.
                            -----------------------------

                                William A. Priddy, Jr.
                                Vice President, Finance
                                and Administration
                                and Chief Financial
                                Officer

Date:	June 8, 2004



EXHIBIT INDEX


Exhibit No.		Description of Exhibit
-----------       -------------------------

   2.1            Agreement and Plan of Merger among RF
                  Micro Devices, Inc., Deere Merger Corp. and Silicon Wave, Inc., dated as of April 21, 2004. The Company hereby undertakes, pursuant to Item 601 (b)(2) of Regulation S-K, to furnish supplementally a copy of the Voting Agreement (Exhibit B) and the Schedule of Exceptions to the SEC upon request.